UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 20, 2018

American Resources Corporation
(Exact name of registrant as specified in its charter)

Florida	000-55456	46-3914127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9002 Technology Lane, Fishers, IN		46038
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (317) 855-9926

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 20, 2018, the Board of Directors of American Resources Corporation (the “Company’) appointed Tarlis R. Thompson as Chief Operating Officer of the Company, a newly-created position within the Company. Mr. Thompson, age 35, previously served as Superintendent of Surface and Processing Facilities at the Company since mid-2016. Prior to that, he served as Superintendent of the Mill Creek Processing Plant at the Company’s Deane Mining LLC subsidiary, and working for Rhino Resource Partners in a similar capacity prior to American Resources Corporation’s acquisition of Deane Mining LLC in December 2015. From 2009 to 2012 he held the position as Mine Foreman, Superintendent, and Environmentalist at CAM Mining in eastern Kentucky. Mr. Thompson does not have any family relationships with any of the Company's directors or executive officers. There are no arrangements or understandings between Mr. Thompson and any other persons pursuant to which he was selected as an officer. He has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A press release issued by the Company regarding this appointment is attached.

Item 9.01
Financial Statements and Exhibits.

Exhibit 99.1    Press Release dated September 20, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 24, 2018	AMERICAN RESOURCES CORPORATION
(Date)

	By:	/s/ Mark C. Jensen
Name: Mark C. Jensen

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